Express Mail:	Regular Mail:	For Assistance:
AXA Retirement Plan Services	AXA Retirement Plan Services	Call (888) 370-8871
100 Madison St.	P.O. Box 4730	Fax (816) 502-9121
Syracuse, NY 13202	Syracuse, NY 13221	or visit www.axa.com

AXA Equitable Life Insurance Company

Group Application for Personal Income Benefit 403(b)

Group Variable Annuity Contract

The benefits may increase or decrease in accordance with the experience of a Separate Account

PLEASE PRINT

This form must be completed in its entirety.

1. Employer And Plan Information

All sections of this application must be completed in order for it to be processed.

Full Plan Name: E.I.N. of Plan:

Employer’s Name: E.I.N. of Employer:

Owner (If different than Employer (i.e. Plan Trust)): E.I.N. of Owner:

Is the Plan subject to ERISA?: ☐ Yes ☐ No

Employer’s Address:

Street: Suite:

City: State: Zip Code:

Employer’s Plan Contact:

Plan Contact Phone Number: Plan Contact Email Address:

2. Designated Plan Administrator (if other than the Owner/Employer)

Name of Plan Administrator: Telephone Number:

Address:

City: State: Zip Code:

Contact Person Name: Email Address:

2017AR360-PIB-403b	1	403b (04/17)
	Cat. # 157974	E15367

3. Variable Investment Options

Listed below are the Variable Investment Options that are available under the Contract.

The Variable Investment Options you select will be made available to Participants. If you decide to change the Variable Investment Options you have selected after your Contract has been issued, you must complete a change investment form available on our website (www.axa.com) or from your financial professional.

Variable Investment Options

☐ PIB AXA Balanced Strategy	☐ PIB AXA/AB Dynamic Moderate Growth
☐ PIB AXA Conservative Growth Strategy	☐ PIB AXA/Goldman Sachs Strategic Allocation
☐ PIB AXA Conservative Strategy	☐ PIB AXA/Invesco Strategic Allocation
☐ PIB AXA Moderate Growth Strategy

4. Important Disclosures

•  The Personal Income Benefit guarantees that, subject to certain conditions, a Participant can receive a Guaranteed Annual Withdrawal Amount (GAWA) for the rest of their life beginning at a future date.

•  You should carefully review the Personal Income Benefit prospectus for 403(b) plans provided before applying for the Personal Income Benefit contract.

•  Participants must be at least age 20, but not older than age 85 to enroll.

•  There is a charge for the Personal Income Benefit, which will be deducted from a Participant’s Annuity Account Value invested in the Variable Investment Options on a pro rata basis on the anniversary of each Participation Year. Check with your financial professional for additional information.

•  In order for Participants to begin taking GAWA payments, all amounts must be fully vested and a Participant must be at least age 59 1⁄2. Your plan may have additional restrictions that apply.

•  The Guaranteed Withdrawal Rate and Guaranteed Withdrawal Overage Rate used in order to calculate the GAWA does not represent a guarantee of a Participant’s Annuity Account Value.

•  The GAWA does not represent an Annuity Account Value or Cash Value.

•  Any withdrawal from the Personal Income Benefit before a Participant elects to begin receiving GAWA payments is an early withdrawal. Early withdrawals will reduce a Participant’s Ratchet Base and GAWA on a pro rata basis.

5. Charges

Personal Income Benefit Charge 0.95% deducted from each Participant’s Annuity Account Value on an annual basis.

6. Acknowledgements and Agreements

When you sign this Application, you are agreeing to the information provided in this Application and acknowledge that you understand the terms and conditions set forth in this Application.

By signature(s) on the next page of duly authorized person(s), the Employer and or the Trustee(s) if applicable, hereby:

•  acknowledge having received and read the most current prospectus for 403(b) plans for participation under the Contract;

•  apply for participation in the Contract as funding vehicle for the Plan;

•  agree to be bound by the terms and conditions of the Contract;

•  acknowledge and understand that no Registered Representative of AXA Advisors or of a Broker Dealer with which AXA Advisors or AXA Distributors has entered into a selling agreement has authority to make or modify any contract or agreement on AXA Equitable’s behalf, or to waive or alter any of AXA Equitable’s rights or requirements;

•  acknowledge and agree that the provisions contained in this Application and the Contract issued upon acceptance of this Application by AXA Equitable supersede all prior agreements that may have previously been entered into between the Employer and AXA Equitable;

•  understand that the Annuity Account Value attributable to allocations to the Variable Investment Options may increase or decrease and are not guaranteed as to dollar amount;

•  understand that the Employer’s legal counsel and/or advisor should determine that there are no local or state laws, rules and/or regulations which prohibit the investment of Plan assets in the Contract and in the Variable Investment Options indicated in this Application;

2017AR360-PIB-403b	2	403b (04/17)
	Cat. # 157974	E15367

Fraud Warning:

In Alabama, Arkansas, District of Columbia, Louisiana, Maryland, New Jersey, New Mexico, Rhode Island, West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

In Colorado, Kentucky, Maine, Tennessee, and Washington: WARNING: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

In Kansas: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of insurance fraud as determined by a court of law and may be subject to fines and confinement in prison.

In Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

In Oklahoma: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, files a statement of claim containing any false, incomplete or misleading information is guilty of a felony.

In Pennsylvania, Oregon and all other states: Any person who knowingly and with the intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which may be a crime, and may subject such person to criminal and civil penalties.

In Vermont: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

In Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

The individual authorized to sign on behalf of the Employer indicated in Section 1 must sign (a) below. If a Plan Trust is so identified in Section 1, the authorized individual must also complete and sign (b).

(a)
Print Name & Titles of Authorized Individual for Employer

Signature of Authorized Individual for Employer	Date

(b)
Print Name of Trustee

Signature of Trustee	Date

Accepted For AXA Equitable Life Insurance Company (To be completed by the AXA Equitable Processing Office)

By

Print Name of AXA Equitable Officer	Signature of AXA Equitable Officer

Effective Date: Group Annuity Contract No.

A copy of the Contract and the Application will be signed by AXA Equitable and returned to the Owner after review. All returned documents will govern the operation of the Contract. Initial Contributions will be accepted by AXA Equitable only after installation documents have been approved by AXA Equitable’s Processing Office.

For Processing Use Only

Plan ID: Location:

2017AR360-PIB-403b	3	403b (04/17)
	Cat. # 157974	E15367